Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated July 13, 2007, accompanying the financial statements and schedule included in the Annual Report of Horizon Offshore 401(k) Plan on Form 11-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of Horizon Offshore, Inc. on Form S-8 (File No. 33-110167, effective October 31, 2003).
/s/ GRANT THORNTON LLP
Houston, Texas
July 13, 2007